                                                                     EXHIBIT 2.1

                                    AMENDED
                              PLAN OF CONVERSION
                                      FOR
                               BERKSHIRE BANCORP
                                      AND
                                BERKSHIRE BANK

1.   INTRODUCTION.

     Berkshire Bank (the "Bank"), headquartered in Pittsfield, Massachusetts, is a Massachusetts-chartered stock savings bank which operates as a wholly-owned subsidiary of Berkshire Bancorp (the "Mutual Holding Company"), a Massachusetts-chartered mutual holding company. The Bank organized the Mutual Holding Company in 1996.

     This Plan of Conversion (the "Plan") provides for the combination, by merger or otherwise, of the Mutual Holding Company with and into the Bank (pursuant to which the Mutual Holding Company will cease to exist) and the simultaneous organization of a stock holding company (the "Holding Company") to issue Conversion Stock in the offerings, as provided herein, and the issuance by the Bank of its Common Stock to the Holding Company in exchange for up to fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock in the offerings. The Boards of Trustees of the Mutual Holding Company and the Board of Directors of the Bank have carefully considered the alternatives available with respect to their corporate structures and have determined that a conversion of the Mutual Holding Company to stock form, as described in this Plan (the "Conversion"), is in the best interests of the Mutual Holding Company and the Bank, as well as in the best interests of the Bank's depositors and the communities served by the Bank. The Conversion will result in the Bank being wholly-owned by a stock holding company, which is a more common ownership structure for financial institutions than the mutual holding company structure. The Conversion also will enable the Bank to expand its franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities and to increase its equity capital base and access the capital markets when needed. The Conversion will also provide the Bank with equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth, including branching activities and acquisitions of other financial institutions or financial services companies, and to increase its ability to render services to the communities it serves.

     The Boards of Trustees of the Mutual Holding Company and the Board of Directors of the Bank currently contemplate that all of the stock of the Bank shall be held by the Holding Company, which will be organized under the laws of the State of Delaware, and that the Holding Company will issue and sell its stock pursuant to this Plan. The use of the Holding Company, would provide greater organizational and operating flexibility. Shares of common stock of the Bank will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein in a Subscription Offering to the Eligible Account Holders, Supplemental Eligible Account Holders, any Tax-Qualified Employee Stock Benefit Plan established by the Bank or Holding Company and Directors, Trustees, Officers and employees of the Mutual Holding Company and the Bank, in the respective priorities set forth in this Plan. Any shares of conversion stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the Bank or the Holding Company through a Direct Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In addition to the foregoing, the Bank and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the Directors, Officers and employees of the Bank as will be described in the Prospectus for the Conversion Stock.

     In furtherance of the Bank's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local communities to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued common stock in an amount up to 8% of the common stock sold in the Conversion.

     For these reasons, the Trustees of the Mutual Holding Company and the Board of Directors of the Bank, on October 22, 1999, unanimously adopted, and on April 4, 2000 and April 18, 2000, amended, this Plan.

     The terms of deposit accounts of the Bank's depositors will not be affected by the Conversion provided for in this Plan. Each deposit account holder in the Bank, prior to the Conversion, shall receive, after the Conversion, without payment, a withdrawable account or accounts in the Bank equal in withdrawable amount to the withdrawable value of such account holder's account or accounts in the Bank prior to conversion. All deposit accounts in the Bank following the Conversion will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") and the Depositors Insurance Fund (the "DIF"). The stock to be issued in the Conversion, however, will not be insured by the FDIC, the DIF or any other insurer. The Bank, upon combination with the Mutual Holding Company, will succeed to all of the presently existing rights, interests, duties and obligations of the Mutual Holding Company to the extent provided by law, including, but not limited to, all of its rights to and interests in its assets and properties, both real and personal.

     This Plan, which has been adopted by the unanimous vote of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank, must also be approved at an annual meeting of the corporators of the Mutual Holding Company called to consider the Plan by the affirmative vote of (1) a majority of the total votes of the corporators, and (2) a majority of Independent Corporators who shall constitute not less than sixty percent (60%) of all Corporators eligible to vote. Subsequent to the submission of this Plan to the Corporators for their consideration, the Plan must be approved by the Massachusetts Commissioner of Banks (the "Commissioner") and any other banking or bank regulatory authority, if required.

2.   DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated below:

     Acting in Concert.  The term "Acting in Concert" means: (a) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(c) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan or with its director or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the director and
stock held by the plan will be aggregated.   The Mutual Holding Company, the
Holding Company and the Bank may presume that certain Persons are Acting In Concert based upon, among other things, joint account relationships and the fact that such Persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. When Persons act together for such a common purpose, their group is deemed to have acquired their stock.

     Affiliate.  An "Affiliate" of, or a person "affiliated" with a specified
     ---------
person, means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise.

     Aggregate Purchase Price.  The term "Aggregate Purchase Price" means the
     ------------------------
total sum paid for all shares of Conversion Stock.

     Annual Meeting.  The term "Annual Meeting" means the meeting of the
     --------------
Corporators, and any adjournments thereof, called for the specific purpose of submitting the Plan to such Corporators for vote and approval.

     Associate.  The term "Associate" when used to indicate a relationship with
     ---------
any person means: (1) any corporation or organization (other than the Mutual Holding Company, the Holding Company, the Bank or a majority-owned subsidiary of the Mutual Holding Company, Holding Company or the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 5 and 6 hereof, the term "Associate" does not include any Non Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and that for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director, trustee or officer of the Mutual Holding Company, the Holding Company, the Bank, or any of its parents or subsidiaries.

     Bank.  The term "Bank" means Berkshire Bank.
     ----

     Broker-Dealer.  The term "Broker-Dealer" means any person who engages
     -------------
either for all or part of such person's time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.

     Commissioner.  The term "Commissioner" means the Massachusetts Commissioner
     ------------
of Banks.

     Common Stock.  The term "Common Stock" means any and all authorized common
     ------------
stock of the Holding Company outstanding subsequent to the Conversion.

     Conversion.  The term "Conversion" means (i) the combination of the Mutual
     ----------
Holding Company with and into the Bank pursuant to the MHC Combination, pursuant to which the Mutual Holding Company will cease to exist and each share of the Bank's common stock outstanding immediately prior to the effective time thereof shall automatically be canceled; (ii) the issuance of Conversion Stock by the Holding Company in the offerings as provided herein; and (iii) the issuance to the Holding Company of the Bank's common stock to be outstanding upon consummation of the Conversion in exchange for a portion of the net proceeds received by the Holding Company from the sale of the Conversion Stock. All of these transactions shall be in accordance with the Conversion Regulations and shall otherwise conform to the requirements of a Massachusetts stock savings bank and the issuance of the Bank's common stock in accordance with this Plan.

     Conversion Regulations.  The term "Conversion Regulations" means 209 CMR
     ----------------------
33.00, Subpart D of the Code of Massachusetts Regulations and, if applicable, the federal mutual-to-stock conversion regulations issued by the Office of Thrift Supervision and the FDIC, but only to the extent such regulations do not conflict with Section 209 CMR 33.00, Subpart D of the Code of Massachusetts Regulations.

     Conversion Stock or Shares.  The terms "Conversion Stock" or "Shares" mean
     --------------------------
the common stock sold by the Holding Company.

     Corporators.  The term "Corporators" means the corporators of the Mutual
     -----------
Holding Company as determined by the Bylaws of the Mutual Holding Company.

     Direct Community Offering.  The term "Direct Community Offering" means the
     -------------------------
offering of Conversion Stock to the Local Community with preference given to natural persons residing in the Local Community.

     Directors.  The term "Directors" refers to the directors of the Bank or the
     ---------
Holding Company, as indicated by the context.

     Eligibility Record Date.  The term "Eligibility Record Date" means
     -----------------------
September 30, 1998, the record date set by the MHC and the Bank for determining Eligible Account Holders.

     Eligible Account Holder.  The term "Eligible Account Holder" means any
     -----------------------
person holding a Qualifying Deposit in the Bank as of the Eligibility Record
Date.

     Estimated Price Range.  The term "Estimated Price Range" means the range of
     ---------------------
minimum and maximum aggregate values determined by the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank within which the aggregate amount of Conversion Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC.  The term "FDIC" means the Federal Deposit Insurance Corporation.
     ----

     Foundation.  The term "Foundation" means a charitable foundation that will
     ----------
qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the establishment and funding of which is contemplated by Section 3A herein.

     Holding Company.  The term "Holding Company" means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of stock of the Bank to be issued in the Conversion.

     Independent Corporators.  The term "Independent Corporators" means
     -----------------------
Corporators who are not employees, Officers, Trustees, Directors or significant borrowers of the Mutual Holding Company or the Bank.

     Independent Appraiser.  The term "Independent Appraiser" means the firm
     ---------------------
employed by the Bank to prepare an appraisal of the pro forma market value of the Bank which will be used as the basis for determining the price of the Conversion Stock.

     Local Community.  The term "Local Community" means Berkshire County,
     ---------------
Massachusetts.

     MHC Combination.  The term "MHC Combination" means the combination, by
     ---------------
merger or otherwise, of the Mutual Holding Company with the Bank, resulting in the Bank as the surviving entity.

     Mutual Holding Company.  The term "Mutual Holding Company" means Berkshire
     ----------------------
Bancorp.

     Officer.  The term "Officer" means the chairman of the board, the
     -------
president, any officer of the level of vice president or above, the clerk and the treasurer, and any other person performing similar functions of the Mutual Holding Company, the Bank or the Holding Company.

     Order Form.  The term "Order Form" means any form together with an attached
     ----------
cover letter, sent by the Holding Company to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Direct Community Offerings.

     Person.  The term "Person" means an individual, a corporation, a
     ------
partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts ("IRA") and KEOGH Accounts), any unincorporated organization or similar association, a government or political subdivision, a syndicate or a group acting in concert.

     Plan.  The term "Plan" means this Plan of Conversion as adopted by the
     ----
Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank and approved by the Commissioner, and any amendments thereto.

     Prospectus.  The term "Prospectus" means the offering circular or
     ----------
prospectus by which the Conversion Stock is being offered for sale.

     Purchase Price.  The term "Purchase Price" means the price per share of the
     --------------
Conversion Stock, as offered for sale in the Conversion.

     Qualifying Deposit.  The term "Qualifying Deposit" means the balance of a
     ------------------
deposit account of any type offered by the Bank (including, but not limited to, savings accounts, NOW account deposits, certificates of deposit, demand deposits, money market deposits and deposits made pursuant to IRA/Keogh Plans) of $50 or more in the Bank at the close of business as of the Eligibility Record Date or the Supplemental Eligibility Record Date, whichever may be the case. Deposit accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     Residence, Reside, or Residing.  The terms "residence," "reside," or
     ------------------------------
"residing" as used herein with respect to any Person shall mean any Person who occupies a dwelling within the Bank's Local Community, has an intent to remain within the Local Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Local Community together with an indication that such presence within the Local Community is not merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters must be in the Local Community. The Bank may use deposit or loan records or such other evidence provided to it to determine whether a Person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company.

     SEC.  The term "SEC" means the Securities and Exchange Commission.
     ---

     Subscription Offering.  The term "Subscription Offering" refers to the
     ---------------------
offering of Conversion Stock, through non-transferable subscription rights issued to Eligible Account Holders, Supplemental Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan and Directors, Trustees, Officers and employees of the Mutual Holding Company and the Bank.

     Supplemental Eligible Account Holder. The term "Supplemental Eligible
     ------------------------------------
Account Holder" means any person holding a Qualifying Deposit in the Bank as of the Supplemental Eligibility Record Date, except Officers, Directors, Trustees, Corporators of the Mutual Holding Company and the Bank and their Associates.

     Supplemental Eligibility Record Date.  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means September 30, 1999, the record date set for determining Supplemental Eligible Account Holders of the Bank.

     Syndicated Community Offering.  The term "Syndicated Offering" means the
     -----------------------------
offering of Conversion Stock not subscribed for in the Subscription and the Direct Community Offerings, if any, to certain members of the general public through a syndicate of registered broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan.  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with any related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

     Trustee.  The term "Trustee" refers to the trustees of the Mutual Holding
     -------
Company.

3.   PROCEDURE FOR CONVERSION.

     After adoption of the Plan by the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank, the Plan will be submitted, together with all other requisite material in an application for conversion (the "Application") to the Commissioner for approval. A copy of the Application will also be submitted to the Federal Reserve Board and the FDIC, if required. The Mutual Holding Company must also apply to the Internal Revenue Service for a tax ruling or receive an opinion from counsel which provides that the Conversion would not result in a taxable reorganization of the Mutual Holding Company under the Internal Revenue Code of 1986, as amended, and with respect to the federal tax consequences of the Conversion.

     Following a determination by the Commissioner that the Application is complete, the Mutual Holding Company will publish a public announcement of its Application in newspapers having general circulation in each community in which an office of the Mutual Holding Company or Bank is located, or in such other locations as may be satisfactory to the Commissioner. Three such announcements shall be published, the first being as close to the date of the determination of the completion of the application as may be practical, the second during the next week, and the final notice during the third week. Such notice shall also be posted in each office of the Mutual Holding Company and the Bank for at least 21 days.

     The Commissioner will review the Application. If the Commissioner finds that the (1) formation of a stock holding company will be fair and not prejudicial to the depositors of the Bank; (2) that the public interest will be served by the proposed conversion of the Mutual Holding Company to stock form;
(3) that the approval will not result in any unsafe or unsound business practices; (4) that the financial and management resources of the converting Mutual Holding Company are satisfactory; and (5) that the competence, character and banking experience of the converting Mutual Holding Company and the Bank, including their record of compliance with applicable laws and regulations, are satisfactory, he shall approve the Plan.

     After approval of the Conversion by the Commissioner, the Plan and the establishment of the Foundation will be submitted to the Corporators at the Annual Meeting called to consider each such matter. Notice to all Corporators of the Annual Meeting must be in a form previously approved by the Commissioner and include other requisite material and must be given not less than seven (7) days prior to the date of the meeting. The Plan must be approved by: (1) a majority of the total votes of the Corporators and (2) a majority of the Independent Corporators who shall constitute not less than sixty percent (60%) of all Corporators entitled to vote. The establishment of the Foundation is subject to the same approval requirements, unless a lesser amount is permitted by the Commissioner. If the establishment of the Foundation is not approved as provided herein, the Bank and the Mutual Holding Company may proceed with the consummation of the Conversion without the Foundation subject to applicable regulatory approval.

     The Bank shall approve the Plan in accordance with its Bylaws.

     If the Corporators approve the Plan, and the Commissioner authorizes the sale of Conversion Stock pursuant to this Plan, Conversion Stock will be sold as provided herein. The Conversion Stock to be issued pursuant to this Plan will be offered in a Subscription Offering to Eligible Account Holders, Supplemental Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plan and as set forth in Section 5 of this Plan after such Corporator approval or, if permitted by the Commissioner, after approval of the Application, provided that any such offer and sale of Conversion Stock shall be conditioned upon the approval of the Plan by Corporators at the Annual Meeting. If feasible, any Conversion Stock remaining after purchases of Conversion Stock in the Subscription Offering will then be offered to the general public through a Direct Community Offering as provided in Section 6 of this Plan. The sale of all Conversion Stock ordered in the Subscription Offering may be consummated simultaneously on the date the Direct Community Offering is completed, or, if there is no Direct Community Offering, as soon as practicable following expiration of the Subscription Offering. If feasible, any shares of Conversion Stock remaining unsold after completion of the Subscription Offering and the Direct Community Offering will be sold in a Syndicated Community Offering as set forth in Section 6 (which may commence following or simultaneously with the Direct Community Offering). If for any reason a Syndicated Community Offering of all unsubscribed Conversion Stock cannot be effected, the Mutual Holding Company will use its best efforts to obtain other purchasers, subject to the approval of the Commissioner.

     The Mutual Holding Company shall merge with and into the Bank, with the Bank being the surviving entity, pursuant to the MHC Combination. As a result of the MHC Combination, the shares of the Bank's common stock currently held by the Mutual Holding Company shall be extinguished and Eligible Account Holders and Supplemental Eligible Account Holders will be granted interests in the liquidation account to be established by the Bank pursuant to Section 13 hereof.

     The Boards of Trustees of the Mutual Holding Company and the Board of Directors of the Bank intend to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities which will govern the activities of the Holding Company. The Bank will be a wholly-owned subsidiary of the Holding Company. The initial Directors of the Holding Company shall also be Directors of the Bank. The Holding Company will make timely applications for any requisite regulatory approvals, including an application to register as a bank or savings and loan holding company, and the filing of a registration statement to register the sale of the Conversion Stock with the SEC .

     The Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank also intend to take all necessary steps to establish the charitable foundation and to fund such charitable foundation in the manner set forth in Section 3A hereof.

     Upon the issuance of the Conversion Stock, the Holding Company will purchase from the Bank all of the stock of the Bank to be issued by the Bank in the Conversion in exchange for up to fifty percent (50%) of the Conversion proceeds.

     The Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion. If the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank determine not to complete the Conversion utilizing a holding company form of organization, the stock of the Bank will be issued and sold in accordance with the Plan. In such case, the Holding Company's registration statement will be withdrawn from the SEC and the Bank will take steps necessary to complete the Conversion, including filing any necessary documents with the Commissioner and any other required bank regulatory authority. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the Bank, and the Bank shall take such steps as permitted or required by the Commissioner or any other banking or regulatory authority.

3A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

     As part of the Conversion, the Mutual Holding Company, the Holding Company and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Foundation"), and to donate to the Foundation from authorized but unissued shares of Common Stock, an amount up to 8% of the number of shares of Conversion Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Bank's existing community reinvestment activities and to share with Berkshire County a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes in Berkshire County, including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations operating in Berkshire County or to fund projects within Berkshire County of not less than 5% of the average fair value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The board of directors of the Foundation will be comprised of individuals who are Officers and/or Directors of the Holding Company or the Bank. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

4.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

     The total number of shares of Conversion Stock which will be offered for sale in the Conversion will be determined by the Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Bank and the Holding Company immediately prior to the commencement of the Subscription Offering; provided, that such Boards may elect to increase or decrease the number of shares of Conversion Stock to be offered for sale in the Conversion depending upon market and financial conditions, with the approval of the Commissioner and, if required, any other applicable bank regulatory authority. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Conversion if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Direct Community Offerings to reflect changes in market and financial conditions and the Aggregate Purchase Price is not more than 15% above the maximum of the Estimated Price Range.

     An Independent Appraiser shall be engaged by the Mutual Holding Company and the Bank to provide them with an independent valuation of the estimated pro forma market value of the Conversion Stock as required by the Conversion Regulations. The valuation will be made by a written report to the Mutual Holding Company and the Bank, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner and any other applicable bank regulatory authority. The Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation shall establish an Estimated Price Range for the Conversion Stock. The maximum of the Estimated Price Range shall be no more than 15% above the estimated pro forma market value of the Conversion Stock and the minimum of the Estimated Price Range shall be no more than 15% below the estimated pro forma market value of the Conversion Stock. The number of shares of Conversion Stock to be issued and the Purchase Price may be increased or decreased by the Bank and the Mutual Holding Company. In the event that the Aggregate Purchase Price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation and will not require the approval of the Commissioner or any other bank regulatory agency. Any such resolicitation shall be effected in such manner and within such time as the Mutual Holding Company and the Bank shall establish, and with, if required, the approval of the Commissioner and any other bank regulatory authority.

     All Shares to be sold in the Conversion shall be sold at a uniform price per share. The Independent Appraiser shall evaluate the pro forma market value of the Conversion Stock, which value shall be included in the Prospectus (as described in Section 8 of this Plan) filed with the Commissioner. The Independent Appraiser shall also present at the close of the Subscription Offering a valuation of the pro forma market value of the Conversion Stock. The Aggregate Purchase Price of the Conversion Stock to be sold by the Holding Company shall be adjusted to reflect any required changes in the pro forma market value of the Bank and the Mutual Holding Company. If, as a result of such adjustment, the Aggregate Purchase Price is more than 15% above the maximum of the Estimated Price Range, the Mutual Holding Company and the Bank shall obtain an amendment to the Commissioner's approval. If appropriate, the Commissioner will condition his approval by requiring a resolicitation of subscribers.

     The price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock shall be equivalent to the pro forma market value of the Conversion Stock to be offered for sale in the Conversion in accordance with the valuation furnished by the Independent Appraiser.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Mutual Holding Company, the Bank and the Commissioner that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Conversion Stock at the Aggregate Purchase Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Conversion Stock. If such confirmation is not received, the Mutual Holding Company and the Bank may cancel the Subscription and Direct Community Offerings and/or the Syndicated Community Offering, extend the Conversion, establish a new Estimated Price Range, extend, reopen or hold new Subscription and Direct Community Offerings and/or Syndicated Community Offering or take such other action as the Commission may permit.

     The Conversion Stock shall be fully paid and nonassessable.

5. SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN AND DIRECTORS, TRUSTEES, OFFICERS AND EMPLOYEES.

     A.   CATEGORY NO. 1: ELIGIBLE ACCOUNT HOLDERS

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable Subscription Rights to purchase shares of Conversion Stock in the amount equal to the greater of: (1) $250,000 worth of Conversion Stock offered in the Conversion, but which may be increased to 5% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered; (2) one-tenth of one percent (0.10%) of the total offering of Conversion Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders.

     (b) In the event that subscriptions for Conversion Stock are received from Eligible Account Holders upon exercise of subscription rights pursuant to paragraph (a) in excess of the number of Shares offered for sale in the Conversion, the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied until all available Shares have been allocated or all subscriptions are satisfied.

     (c) Non-transferable subscription rights held by Eligible Account Holders who are also Directors, Trustees, Corporators or Officers of the Mutual Holding Company or the Bank and their Associates, will be subordinated to those of other Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

     B.  CATEGORY NO. 2:  SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS

     (a) Each Supplemental Eligible Account Holder shall receive, as second priority and without payment, nontransferable Subscription Rights to purchase shares of Conversion Stock equal to the amount equal to the greater of: (1) $250,000 worth of Conversion Stock offered in the Conversion, but which may be increased to 5% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered; (2) one-tenth of one percent (0.10%) of the total offering of Conversion Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder, and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders.

     (b) In the event that subscriptions for Conversion Stock are received from Supplemental Eligible Account Holders upon exercise of subscription rights pursuant to paragraph (a) in excess of the number of Shares offered for sale in the Conversion, the Conversion Stock available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Supplemental Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Supplemental Eligible Account Holder's Qualified Deposit bears to the total of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.
If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available Shares have been allocated or all subscriptions satisfied.

     (c) Subscription rights received pursuant to Section 5B shall be subordinated to all rights received by Eligible Account Holders to purchase Conversion Stock.

     (d) Subscription rights received by an Eligible Account Holder pursuant to
Section 5A shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this
Section 5B.

     C.  CATEGORY NO. 3:  TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN

     The Tax-Qualified Employee Stock Benefit Plan shall receive, without payment, as a third priority, after the satisfaction of the subscriptions of Eligible Account Holders, non-transferable subscription rights to purchase up to 8% of the shares of Common Stock issued in the Conversion. If, after the satisfaction of subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible. If all the Conversion Stock offered for sale in the Conversion is purchased by Eligible Account Holders and Supplemental Eligible Account Holders, then the Tax-Qualified Employee Stock Benefit Plan may purchase shares in the open market following consummation of the Conversion or directly from the Holding Company through authorized but unissued shares with Commissioner approval.

     A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director, Trustee or Officer of the Mutual Holding Company, the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

     D.  CATEGORY NO. 4:  DIRECTORS, TRUSTEES, OFFICERS AND EMPLOYEES

     Directors, Trustees, Officers and employees of the Mutual Holding Company and the Bank shall be entitled to purchase up to thirty percent (30%) of the total offering of shares of stock, but only to the extent that shares are available after satisfying the subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plan. The shares shall be allocated among Directors, Trustees, Officers and employees on an equitable basis such as by giving weight to the period of service, compensation and position of the individual, subject to the five percent (5%) limitation on the amount of shares which may be purchased by any Person, together with any Associate or group of persons Acting in Concert. However, Directors, Trustees and Officers of Mutual Holding Company and the Bank shall not be deemed to be Associates or Persons Acting in Concert solely as a result of their board membership, status or employment.

6.   DIRECT COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING AND PUBLIC
     OFFERING.

     Conversion Stock which remains unsubscribed after the exercise of subscription rights in the Subscription Offering pursuant to Section 5 shall be offered for sale to the general public through a Direct Community Offering, with preference given to natural persons residing in the Bank's Local Community. The Direct Community Offering, if any, may commence simultaneously with the Subscription Offering, subject to the approval of the Commissioner, or may commence during or after the commencement of the Subscription Offering, as the Boards of Trustees of the Mutual Holding Company and the Boards of Directors of the Bank and the Holding Company so determine. The right to subscribe for shares of Conversion Stock in the Direct Community Offering is subject to the right of the Mutual Holding Company, the Bank and Holding Company to accept or reject such subscriptions in whole or in part. Conversion Stock being sold in the Direct Community Offering will be offered and sold in a manner that will achieve the widest distribution of the

Conversion Stock. Purchases by Persons and their Associates in this phase of the offering are limited to $250,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section 7(b) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Direct Community Offering may be increased to 5% of the total offering of shares or decreased to less than $250,000 without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or any other banking or regulatory agency. If the maximum purchase limit is so increased, orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     If any Conversion Stock remains unsold after the close of the Subscription and Direct Community Offerings, the Mutual Holding Company, the Holding Company and the Bank may use the services of a syndicate of registered broker-dealers to sell such unsold shares on a best efforts basis in a Syndicated Community Offering. The syndicate of registered broker-dealers may be managed by one of the syndicate members who will act as agent of the Mutual Holding Company, the Holding Company and the Bank to assist the Mutual Holding Company, the Holding Company and the Bank in the sale of the Conversion Stock. Neither the syndicate manager nor any other syndicate member shall have any obligation to take or purchase any of the shares of Conversion Stock in the Syndicated Community Offering. Purchases by Persons and their Associates in this phase of the offering are limited to $250,000 of Conversion Stock subject to the maximum purchase limitation specified in Section 7(a) and the minimum purchase limitation specified in Section 7(b) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%; provided, however, that the amount permitted to be purchased in the Syndicated Community Offering may be increased to 5% of the total offering of shares or decreased to less than $250,000 without the further approval of the Corporators or resolicitation of subscribers, unless required by the Commissioner and/or any other banking or regulatory agency. If the maximum purchase limit is so increased, orders accepted in the Syndicated Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     Any shares of Conversion Stock not sold in the Subscription Offering, the Direct Community Offering or the Syndicated Community Offering may be offered for sale through an underwritten firm commitment public offering. Any such public offering shall be conducted in accordance with applicable law and regulations.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Direct Community Offerings can not be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Direct Community Offerings or in the Syndicated Community Offering or an underwritten firm commitment public offering, other purchase arrangements will be made for the sale of unsubscribed shares, if possible.
Such other purchase arrangements will be subject to the approval of the Commissioner.

7.   LIMITATIONS ON PURCHASES.

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Section 5, the following limitations shall apply to all purchases of shares of Conversion Stock:

     (a) The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person, together with any Associate or group of Persons Acting in Concert, shall not exceed 1% of the Conversion Stock offered (the "Maximum Overall Purchase Limitation"), except for the Tax-Qualified Employee Stock Benefit Plan which may subscribe for up to 8% of the Common Stock issued in the Conversion. The Maximum Overall Purchase Limitation may be increased consistent with the Conversion Regulations in the sole discretion of the Holding Company, the Mutual Holding Company and the Bank subject to any required regulatory approval.

     (b) A minimum of 25 Shares must be purchased by each person purchasing Conversion Stock to the extent Shares are available, provided, however, that such minimum number of Shares will be reduced if the price per Share times such minimum number of Shares exceeds $500.

     (c) The maximum number of Shares which may be purchased, in their individual capacity, in the Conversion by Directors, Trustees, Corporators, Officers, employees and their Associates, of the Mutual Holding Company, the Bank and the Holding Company, in the aggregate shall not exceed thirty percent (30%) of the total number of Shares. Each Director, Trustee, Corporator, Officer and employee will be subject to the same purchase limitations as other Eligible Account Holders and Supplemental Eligible Account Holders.

     (d) For purposes of this Section 7, the Directors, Trustees, Corporators, Officers and employees of the Mutual Holding Company, the Bank and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors, Trustees, Corporators, Officers and employees of the Mutual Holding Company, the Bank or the Holding Company.

     (e) Depending upon market or financial conditions, the Board of Trustees of the Mutual Holding Company and the Boards of Directors of the Bank and the Holding Company, with the approval of the Commissioner and, if required, any other applicable bank regulatory authority, and without further approval of the Corporators, unless such further approval is required by the Commissioner and/or any other applicable bank regulatory authority, may increase or decrease the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased in the Conversion to a percentage in excess of 5% of the Conversion Stock offered for sale. Notwithstanding the foregoing, the Maximum Overall Purchase Limitation may be increased up to 9.99% provided that orders for Conversion Stock exceeding 5% of the shares being offered shall not exceed, in the aggregate, 10% of the total offering. If the Bank, the Mutual Holding Company or the Holding Company, as the case may be, increases the maximum purchase limitations, the Bank, the Mutual Holding Company or the Holding Company, as the case may be, is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Bank, the Mutual Holding Company or the Holding Company, as the case may be, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitation is so increased will be granted by the Boards of Trustees of the Mutual Holding Company and the Boards of Directors of the Bank and the Holding Company in their sole discretion.

     If the number of shares of Conversion Stock otherwise allocable pursuant to Sections 5 and 6, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Conversion Stock allocated to each such Person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above maximums, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an aggregate, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     Each Person purchasing Conversion Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

8.   MANNER OF EXERCISING SUBSCRIPTION RIGHTS; ORDER FORMS.

     (a) Promptly after the Commissioner has declared the Prospectus referred to in paragraph (b) of this Section 8 effective, Order Forms approved by the Commissioner for the exercise of the subscription rights provided for in this Plan will be sent to all Eligible Account Holders, Supplemental Eligible Account Holders, the Tax-Qualified Employee Benefit Plans and Directors, Trustees, Officers and employees of the Mutual Holding Company and the Bank at their last known address appearing in the records of the Mutual Holding Company and the Bank.

     (b) Each Order Form will be preceded or accompanied by a Prospectus which must be approved by the Commissioner. Such Prospectus shall describe the Mutual Holding Company, the Bank, the Holding Company and the Conversion Stock being offered and will contain all the information required by the Commissioner and all applicable laws and regulations as necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Conversion Stock.

     (c) The Order Forms will contain or will be accompanied by, among other things, the following:

     (i) An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to Section 5 of this Plan with respect to the purchase of Conversion Stock including the maximum and minimum number of Shares that may be purchased;

     (ii) A specified time by which Order Forms must be received by the Bank for purposes of exercising the subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Directors, Trustees, Officers and employees of the Mutual Holding Company and the Bank under this Plan, as provided in Section 10 of this Plan;

     (iii) A statement that the Aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Conversion has not been determined as of the date of mailing of the Order Form, but that such price will be within the range of prices which will be stated in the Order Form;

     (iv) The amount which must be returned with the Order Form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of Shares subscribed for in accordance with the terms of this Plan;

     (v) Instructions concerning how to indicate on such Order Form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the Shares subscribed for are to be registered, the address to which certificates representing such Shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

     (vi) Specifically designated blank spaces for indicating the number of Shares of Conversion Stock which each person wishes to purchase and for dating and signing the Order Form;

     (vii) An acknowledgment that the recipient of the Order Form has received, prior to signing the Order Form, the Prospectus referred to in paragraph (b) of this Section 8;

     (viii) A statement that the subscription rights provided for in this Plan are non-transferable, will be void after the specified time referred to in paragraph (c)(ii) above and can be exercised only by delivery of the Order Form, properly completed and executed, to the Bank, together with the full required payment (in the manner specified in Section 9 of this Plan) for the number of Shares subscribed for prior to such specified time;

     (ix) A certification to be executed by the recipient of the Order Form to the effect that, as to any Shares which the recipient elects to purchase, such recipient is purchasing such Shares for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such Shares;

     (x) A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

     (xi) An explanation of the manner of required payment and a statement that payment may be made by withdrawal from a certificate of deposit without penalty.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied Order Forms.

9.   PAYMENT FOR CONVERSION STOCK.

     (a) Full payment for all Shares subscribed for must be received by the Bank, together with properly completed and executed Order Forms therefor, prior to the expiration time, which will be specified on the Order Forms, unless such date is extended by the Mutual Holding Company and the Bank; provided, however, that if the Tax-Qualified Employee Stock Benefit Plan subscribes for Conversion Stock during the Subscription Offering, such plan will not be required to pay for shares at the time they subscribe but may pay for such Shares of Conversion Stock subscribed for by such plan at the Actual Purchase Price upon consummation of the Conversion, provided that there is in force from time of its subscription until the consummation of the Conversion, a loan commitment to lend to the Tax-Qualified Employee Stock Benefit Plan, at such time, the aggregated purchase price of the Shares for which it subscribed.

     (b) If it is determined that the Aggregate Purchase Price should be greater than the amount stated in the Order Forms, upon compliance with such requirements as may be imposed by the Commissioner (which may include resolicitation of votes for approval of the Plan by Corporators) each Person who subscribed for Shares will be permitted to withdraw their subscription and have their payment for Shares returned to them in whole or in part, with interest, or to make payment to the Bank of the additional amount necessary to pay for the Shares subscribed for by him at the Purchase Price in the manner and within the time prescribed by the Mutual Holding Company and the Bank.

     (c) If the Aggregate Purchase Price is outside the range of prices established by the Independent Appraiser referred to in Section 4 of this Plan and set forth in the Prospectus referred to in Section 8 of this Plan, the Mutual Holding Company and the Bank will apply for an amendment to the Commissioner's approval of this Plan and comply with such requirements as the Commissioner may then establish.

     (d) Payment for Shares ordered for purchase by Eligible Account Holders and Supplemental Eligible Account Holders will be permitted to be made in any of the following manners:

     (i)   In cash, if delivered in person;

     (ii) By check, bank draft or money order, provided that checks will only be accepted subject to collection; and

     (iii) By appropriate authorization of withdrawal from the subscriber's deposit account at the Bank. The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Interest will be paid by the Bank on payments for Conversion Stock received in the Subscription Offering in cash or by check, bank draft, money order or negotiable order of withdrawal, at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Subscription Offering commences, from the date payment is received until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Conversion.

     (e) Wire transfers as payment for Shares ordered for purchase will not be permitted or accepted as proper payment.

     (f) Orders for Conversion Stock submitted by subscribers which aggregate $50,000 or more must be paid by official bank or certified check, a check issued by a NASD-registered Broker-Dealer or by withdrawal authorization from a deposit account of the Bank.

     (g) Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

     (h) Notwithstanding the foregoing, the Bank and the Mutual Holding Company shall have the right, in their sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Direct Community Offering and to thereafter submit payment for the Conversion Stock for which they are subscribing in the Direct Community Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Bank and the Mutual Holding Company, in their sole discretion.

10. EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

     (a) All subscription rights provided for in this Plan, including, without limitation the subscription rights of all Persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire on a specified date as described in the Prospectus which shall be not less than twenty (20) days nor more than forty-five (45) days following the date on which Order Forms are first mailed to Eligible Account Holders, provided that the Mutual Holding Company and the Bank shall have the power to extend such expiration time subject to the approval of the Commissioner.

     (b) In those cases in which the Bank is unable to locate particular persons granted subscription rights under this Plan, and cases in which Order
Forms: (1) are returned as undeliverable by the United States Post Office; (2) are not received back by the Bank or are received by the Bank after the expiration date specified thereon; (3) are defectively filled out or executed; or (4) are not accompanied by the full required payment for the Conversion Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), the subscription rights of the person to whom such subscription rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon.

     (c) The Mutual Holding Company and the Bank may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for Shares subscribed for by such date as it may specify, and all interpretations by the Mutual Holding Company and the Bank of terms and conditions of this Plan and of the Order Forms will be final.

11.  PERSONS IN NONQUALIFIED STATES OR IN FOREIGN COUNTRIES.

     Subject to the following sentence, the Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders and Supplemental Eligible Account Holders entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, no such Person will be offered any subscription rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which both of the following apply: (a) less than 100 persons eligible to subscribe for Shares under the Plan reside in such state, and (b) the granting of subscription rights or the offer or sale of Common Stock to such persons would require the Holding Company or its employees under the securities laws of such state to register as a broker, dealer or agent or to register or otherwise qualify the Common Stock for sale in such state and such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of subscription rights to such persons.

12.  VOTING RIGHTS AFTER CONVERSION.

     Following Conversion, voting rights with respect to the Bank will be held and exercised exclusively by the holders of the stock of the Bank; the Holding Company shall own all of the issued and outstanding stock of the Bank.

13.  ESTABLISHMENT OF A LIQUIDATION ACCOUNT.

     (a) The Bank will, at the time of Conversion, establish a "Liquidation Account" in an amount equal to the net worth of the Bank set forth in its latest statement of financial condition contained in its final Prospectus. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 13, shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

     (b) The Liquidation Account shall be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in the Liquidation Account in relation to each deposit account making up a Qualifying Deposit. Such inchoate interests are referred to herein as "Subaccount Balances." For deposit accounts in existence on the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccount Balances shall be determined on the basis of the Qualifying Deposits in such deposit accounts on each such date.

     (c) Each initial Subaccount Balance in the Liquidation Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction the numerator of which is the amount of Qualifying Deposits in such deposit account on the Eligibility Record Date and/or Supplemental Eligibility Record Date and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Account Holders on the corresponding record date. For deposit accounts in existence at both dates, separate Subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record dates.

     (d) Each initial Subaccount Balance in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows. If the balance in the deposit account to which a Subaccount Balance relates, at the close of business on any annual fiscal year closing date of the Bank subsequent to the corresponding record date, is less than either (a) the lesser of the deposit balance in such account at the close of business on any other annual fiscal year closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (b) the amount of the Qualifying Deposit as of the Eligibility Record Date or Supplemental Eligible Record Date, then the Subaccount Balance for such deposit account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such account balance. In the event of such downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any account is closed, its related Subaccount Balance shall be reduced to zero upon such closing.

     (e) In event of a complete liquidation of the converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall receive from the Liquidation Account a liquidation distribution in the amount of the then current adjusted Subaccount Balances for deposit accounts then held, before any liquidation distribution may be made to any holders of the conversion stock of the converted Bank. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions, in deposit accounts and other liabilities, which the converted Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

14.  TRANSFER OF DEPOSIT ACCOUNT.

     Each deposit account in the Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a withdrawable deposit account in the Bank after the Conversion equivalent in withdrawable amount to the withdrawable value, and subject to the same terms and conditions (except as to voting and liquidation rights) as such deposit account in the Bank at the time of the Conversion.

15. RESTRICTION ON TRANSFER OF CONVERSION STOCK OF OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS.

     (a) All Conversion Stock purchased by Officers, Directors, Trustees and Corporators and their Associates of the Mutual Holding Company, the Holding Company and the Bank either directly from the Holding Company (by subscription or otherwise) or from an underwriter of such Shares will be subject to the restriction that no such Shares shall be sold for a period of one year following the date of purchase of such Shares, except in the event of death or substantial disability (as determined by the Commissioner) or upon the written approval of the Commissioner.

     (b) With respect to all Conversion Stock subject to restriction on subsequent disposition pursuant to the above paragraph, each of the following provisions shall apply:

     (i) Each certificate representing such Shares shall bear the following legend prominently stamped on its face giving notice of such restriction on transfer;

     The shares represented by this certificate may not be sold by the registered holder hereof for a period of not less than one year from the date of issuance hereof, except in the event of the death of the registered holder or substantial disability (as determined by the Commissioner) of the Officer, Director, Trustee, or Corporator to whom such Shares were initially sold under the terms of this Plan or upon the written approval of the Commissioner.

     (ii) Instructions will be given to the transfer agent for the Holding Company, not to recognize or effect any transfer of any certificates representing such Shares, or any change of record ownership thereof in violation of such restriction on transfer; and

     (iii) Any stock of the Holding Company issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to such Conversion Stock.

16. RESTRICTION ON STOCK PURCHASES BY OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS.

     For a three-year period following the Conversion, no purchases may be made by Officers, Directors, Trustees and Corporators and their Associates of the Mutual Holding Company, the Holding Company and the Bank without the prior approval of the Commission, except through a broker-dealer registered with the SEC. This restriction does not apply, however, to (a) negotiated transactions involving more than one percent (1%) of the outstanding Common Stock or (b) the purchase of Common Stock pursuant to a tax-qualified or non-tax-qualified employee stock benefit plan even if the stock attributable to individual Officers, Directors, Trustees and Corporators of the Mutual Holding Company, the Holding Company or of the Bank.

17.  AMENDMENT AND TERMINATION OF THE PLAN.

     This Plan may be substantively amended by the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank in their sole discretion as a result of comments from regulatory authorities or otherwise at any time prior to approval of the Plan by the Commissioner, and at any time thereafter with the concurrence of the Commissioner and, if required, any other applicable bank regulatory authority. Any amendments made subsequent to the approval of the Corporators may be made without their further approval unless required by the Commissioner and/or any other applicable bank regulatory authority. This Plan may be terminated by the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank at any time prior to the approval of the Plan by the Commissioner and any time thereafter with the concurrence of the Commissioner.

     By adoption of this Plan, the Corporators authorize the Boards of Trustees of the Mutual Holding Company and the Board of Directors of the Bank to amend or terminate the Plan under the circumstances set forth in this Section.

18.  TIME PERIOD FOR COMPLETION OF CONVERSION.

     The Conversion shall be completed within 24 months from the date this Plan is approved by the Boards of Trustees of the Mutual Holding Company and the Board of Directors of the Bank.

19.  EXPENSES OF CONVERSION.

     The expenses incurred in connection with the Conversion shall be reasonable.

20.  REGISTRATION UNDER SECURITIES EXCHANGE ACT OF 1934.

     The Holding Company shall register its Common Stock under the Massachusetts General Laws and the Securities Exchange Act of 1934, as amended, concurrently with or promptly following the Conversion, provided that either or both such registrations are required under applicable law. The Holding Company will not deregister such securities for a period of at least three years.

21.  MARKET FOR CONVERSION STOCK.

     The Bank and Holding Company shall use their best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list or quote the Shares on a national or regional securities exchange or on the Nasdaq quotation system.

22.  CONVERSION STOCK NOT INSURED.

     The Conversion Stock will not be covered by deposit insurance.

23.  NO LOANS TO PURCHASE STOCK.

     The Mutual Holding Company and the Bank shall not loan funds or otherwise extend credit to any Person to purchase Conversion Stock in connection with the Conversion. The Holding Company will not offer or sell Conversion Stock to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Mutual Holding Company or the Bank.

24.  RESTRICTIONS ON ACQUISITION.

     Current Massachusetts regulations provide that for a period of three years following completion of the Conversion, no Person, or group of Persons Acting In Concert, shall directly, or indirectly, offer to acquire or actually acquire the beneficial ownership of more than ten percent (10%) of any class of equity security of the Holding Company without prior written notice to the Holding Company and the prior approval of the Commissioner. However, approval is not required for purchases directly from the Holding Company or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent (1%) per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plan of the Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than twenty-five (25%) of any class of equity security of the Holding Company. Civil penalties may be imposed by the Commissioner for willful violation or assistance of any violation. Where any person directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of equity security of the Holding Company within such three-year period without the prior approval of the Commissioner, stock of the Holding Company beneficially owned by such person in excess of ten percent (10%) shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

25.  STOCK ARTICLES OF ORGANIZATION AND BYLAWS.

     As part of the Conversion, Amended and Restated Stock Articles of Organization and Bylaws in the forms attached to this Plan will be adopted by the Bank. By approving the Plan, the Corporators will thereby approve the Amended and Restated Stock Articles of Organization and Bylaws of the Bank. Prior to completion of the Conversion, the proposed Amended and Restated Stock Articles of Organization and Bylaws of the Bank may be amended in accordance with the provisions and limitations for amending the Plan under Section 17 herein. The effective date of the adoption of the Amended and Restated Stock Articles of Organization and Bylaws of the Bank shall be the date of filing of the Amended and Restated Stock Articles of Organization and such other documents as required by the Conversion Regulations with the Secretary of State of the Commonwealth of Massachusetts, including any required certificate of authority as issued by the Commissioner, which shall be the date of consummation of the Conversion.

26.  CONDITIONS TO CONVERSION.

     The Conversion pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the Mutual Holding Company or the Bank of either rulings of the Internal Revenue Service and the Massachusetts taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the Conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the Bank and the Holding Company before or after the Conversion;

     (b) The sale of all of the Conversion Stock offered in the Conversion pursuant to this Plan; and

     (c)  The completion of the Conversion within the time period specified in
Section 3 of this Plan.

27.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank shall be final, subject to the authority of the Commissioner and any other applicable bank regulatory authority.

                                                                         ANNEX A

                                PLAN OF MERGER


     Plan of Merger, dated as of _______________ between Berkshire Bancorp (the "Mutual Holding Company"), a Massachusetts-chartered mutual holding company, and Berkshire Bank (the "Bank" or the "Surviving Corporation"), a Massachusetts-chartered savings bank.

                                  WITNESSETH:

     WHEREAS, the Mutual Holding Company and the Bank have adopted a Plan of Conversion (the "Plan" or "Plan of Conversion") for the Mutual Holding Company and the Bank pursuant to which the Bank organized Berkshire Hills Bancorp, Inc. (the "Company"), and upon consummation of the following transactions, or in any other manner consistent with the Plan and applicable regulations, will become a wholly owned subsidiary of the Company: (1) the Mutual Holding Company, which currently owns 100% of the outstanding shares of common stock of the Bank, will merge into the Bank, with the Bank being the surviving entity; (2) the outstanding shares of Bank common stock will be canceled; (3) the offer and sale of shares of the Company's common stock; and (4) the issuance to the Company of the newly authorized shares of the Bank's common stock in exchange for up to fifty percent (50%) of the proceeds received from the sale of the Company's common stock; and

     WHEREAS, the Mutual Holding Company, which owns one hundred percent (100%) of the outstanding common stock of the Bank, One Dollar ($1.00) par value per share ("Bank Common Stock"), will merge with and into the Bank pursuant to this Plan of Merger (the "Mutual Holding Company Merger"), pursuant to which, among other things, all interests of the corporators in the Mutual Holding Company and all shares of Bank Common Stock held by the Mutual Holding Company will be canceled; and

     WHEREAS, the Mutual Holding Company and the Bank (the "Constituent Corporations") desire to provide for the terms and conditions of the Mutual Holding Company Merger.

     NOW, THEREFORE, the Mutual Holding Company and the Bank hereby agree as follows:

     1. Effective Date. The Mutual Holding Company Merger shall become effective on the date specified in the articles of merger filed with the Massachusetts Secretary of the Commonwealth (the "Effective Date").

     2. The Mutual Holding Company Merger and Effect Thereof. Subject to the terms and conditions set forth herein and the prior approval of the Massachusetts Division of Banks and any other required bank or regulatory authority, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the Mutual Holding Company Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Mutual Holding Company Merger had not occurred.

     3. Cancellation of Bank Common Stock held by the Mutual Holding Company and Member Interests; Liquidation Account. On the Effective Date: (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled; (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a corporator of the Mutual Holding Company in accordance with its Amended and Restated Articles of Organization and Bylaws and the laws of Massachusetts prior to the Mutual Holding Company's conversion from mutual to stock form (the "Corporators") shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled; and (iii) the Bank shall establish a liquidation account on behalf of each eligible and supplemental account holder of the Bank, as defined in the Plan of Conversion, in accordance with Section 13 of the Plan of Conversion.

     4. Dissenting Shares. No Corporator of the Mutual Holding Company and, subject to the laws of the Commonwealth of Massachusetts, no holder of shares of Bank Common Stock shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger.

     5. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Berkshire Bank."

     6. Directors of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Organization and Bylaws of the Surviving Corporation and applicable law, the directors of the Surviving Corporation shall be the directors of the Bank immediately prior to the Effective Date. Each such director shall serve the remainder of his existing term and until a successor is elected and qualified. The address of each such director is c/o 24 North Street, Pittsfield, Massachusetts 01201.

     7. Officers of the Surviving Corporation. Upon and after the Effective Date, until changed in accordance with the Amended and Restated Articles of Organization and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

     8. Offices. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 24 North Street, Pittsfield, Massachusetts and the location of the other deposit-taking offices of the Surviving Corporation shall remain at the location they existed immediately prior to the Effective Date, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

     9. Articles of Organization and Bylaws. On and after the Effective Date, the Articles of Organization of the Bank as in effect immediately prior to the Effective Date shall be replaced with the Amended and Restated Articles of Organization of the Surviving Corporation.

     On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     10. Stockholder and Corporator Approvals. The affirmative votes of the holders of the Bank Common Stock set forth in Section 3 of the Plan of Conversion and the Corporators set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank and the Mutual Holding Company, respectively.

     11. Abandonment of Plan. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 17 of the Plan of Conversion.

     12. Amendments. This Plan of Merger may be amended in the manner set forth in Section 17 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Bank.

     13. Successors. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Mutual Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.



                                         BERKSHIRE BANCORP

Attest:


____________________________             By:  _____________________________
John A. Davidson                              James A. Cunningham, Jr.
Clerk                                         President



                                         BERKSHIRE BANK

Attest:


____________________________             By:  _____________________________
John Kittredge                           James A. Cunningham, Jr.
Clerk                                    President and Chief Executive
                                           Officer

                                                                       EXHIBIT I

                             AMENDED AND RESTATED
                           ARTICLES OF ORGANIZATION
                               OF BERKSHIRE BANK


     WHEREAS, a Charter was granted in the year 1846 to incorporate Berkshire County Savings Bank (hereinafter, the "Original Bank") as a Massachusetts savings bank; and

     WHEREAS, the Original Bank, in accordance with chapter 167H of the Massachusetts General Laws and all other applicable law, voted to reorganize into a mutual holding company by establishing a subsidiary banking institution as a stock savings bank (hereinafter referred to as the "Bank"), and transferring to the Bank all or the substantial part of its assets and liabilities, including all of its deposit liabilities; and

     WHEREAS, the Original Bank, in accordance with said Chapter 167H, voted to establish the Bank as a stock form savings bank organized under Massachusetts law; and

     WHEREAS, the mutual holding company of the Bank voted to convert to stock form in accordance with Chapter 167H;

     NOW, THEREFORE, the Amended and Restated Articles of Organization ("Charter") of the Bank shall read as follows:

     ARTICLE 1.  Corporate Title.  The full corporate title of the Bank is
                 ---------------
"Berkshire Bank" and may be changed from time to time by the stockholders of the Bank.

     ARTICLE 2.  Office.  The main office of the Bank is located at The
                 ------
PopCorner, Pittsfield, Massachusetts 01201 and may be changed from time to time by the Board of Directors of the Bank, subject to applicable law.

     ARTICLE 3.  Powers.  The Bank is a stock-form savings bank organized under
                 ------
Massachusetts law and shall have and may exercise all the powers, privileges and authority, express, implied and incidental, available to it under Chapters 167H and 168 (including without limitation those sections of Chapter 172 listed in Section 34C of Chapter 168) of the Massachusetts General Laws or other applicable state and federal laws, and by all acts amendatory thereof and supplemental thereto.

     ARTICLE 4.  Duration.  The duration of the Bank is perpetual.
                 --------

     ARTICLE 5.  Capital Stock.  The total number of shares of capital stock
                 -------------
which the Bank is authorized to issue is Twenty Million (20,000,000), of which Ten Million (10,000,000) shares shall be common stock, One Dollar ($1.00) par value per share, and Ten Million (10,000,000) shares shall be preferred stock, One Dollar ($1.00) par value per share. The shares may be issued by the Bank from time to time as authorized by its Board of Directors and as approved by its stockholders to the extent that such approval is required by this Charter or by applicable law or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be cash, tangible or intangible property, labor, services or expenses, or any combination of the foregoing, but no share shall be issued unless the cash, so far as due, or the property, labor, services or expenses for which it was authorized to be issued, has or have been actually received or incurred by, or conveyed or rendered to, the Bank, or is in its possession as surplus. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The value of such property, labor, services or expenses, as determined by the Board of Directors of the Bank, shall be conclusive. Shares of capital stock issued in accordance with the foregoing shall be fully paid and not assessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of stock as a stock dividend shall be deemed to be the consideration for their issuance.

     The minimum amount of capital and surplus with which the Bank shall commence business shall be not less than that required to satisfy capital or reserve requirements of any applicable state or federal law.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

     A.   Common Stock.  Except as provided in this ARTICLE 5 (or in any
          ------------
certificate of establishment of series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

     B.   Preferred Stock.  Subject to (i) regulatory approvals if they are
          ---------------
required by law, and (ii) stockholder approval to the extent required by this Charter, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Bank into one or more series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each such series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there by be variations between different series:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued; and

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

     Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors and the stockholders, if required by this Charter.

     Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     C.   Stockholder Approval for Certain Events.  The Bank shall not, without
          ---------------------------------------
the previous affirmative vote or written consent of holders of at least a majority of the then outstanding shares of common stock, (i) authorize or issue, or obligate itself to issue, any additional shares of common or preferred stock, or (ii) effect any consolidation or merger involving the Bank (except into or with a majority-owned subsidiary corporation).

     ARTICLE 6.  Preemptive Rights.  Holders of the capital stock of the Bank
                 -----------------
shall not be entitled to pre-emptive rights with respect to any shares of the capital stock of the Bank which may be issued.

     ARTICLE 7.  Directors.  The Bank shall be under the direction of a Board of
                 ---------
Directors. The number of Directors shall not be fewer nor more than permitted by law, and shall be set by the stockholders in accordance with the By-Laws. Absent such a number being set by the stockholders, the number of Directors shall be set at eighteen (18).

     ARTICLE 8.  Indemnification.  The Directors, officers and employees of the
                 ---------------
Bank shall be indemnified to the extent provided in the By-Laws of the Bank.

     ARTICLE 9.  Acting as a Partner.  The Bank may be a partner in any business
                 -------------------
enterprise which it would have power to conduct by itself.

     ARTICLE 10. Stockholders' Meetings.  Meetings of stockholders may be held
                 ----------------------
at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

     ARTICLE 11. Amendment of Charter.  This charter may be amended by a
                 --------------------
majority vote of the shares of the Bank's capital stock outstanding and entitled to vote, subject to applicable law.

     ARTICLE 12. Liquidation Account.  The Bank shall establish and maintain a
                 -------------------
liquidation account for the benefit of its deposit account holders as of September 30, 1998 ("Eligible Account Holders") and its deposit account holders as of September 30, 1999 ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with such rules and regulations of the Commissioner with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Bank's stockholders.

     ARTICLE 13. Certain Provisions Applicable for Three Years.
                 ----------------------------------------------
Notwithstanding anything contained in the Bank's articles of organization or bylaws to the contrary, for a period of three years from the date of consummation of the Conversion, the following provisions shall apply.

     A.   Beneficial Ownership Limitation.  No person shall directly or
          -------------------------------
indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Bank without prior written notice to the Bank and the prior written approval of the Commissioner. This limitation shall not apply to a transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by an employee stock benefit plan.

     In the event shares are acquired in violation of this Article 13, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     For purposes of this ARTICLE 13, the following definitions apply:

     1. The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

     2. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     3. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     4. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     5. The term "conversion" means (i) the conversion of the Mutual Holding Company to stock form and the combination of the Mutual Holding Company with and into the Bank pursuant to the MHC Combination, pursuant to which the Mutual Holding Company will cease to exist and each share of the Bank's common stock outstanding immediately prior to the effective time thereof shall automatically be canceled, (ii) the issuance of Conversion Stock by the Holding Company in the offering in the Plan of Conversion, and (iii) the issuance to the Holding Company of the Bank's common stock to be outstanding upon consummation of the Conversion in exchange for a portion of the net proceeds received by the Holding Company from the sale of the Conversion Stock, all of which shall be in accordance with the Conversion Regulations, Massachusetts law and regulations and the Plan of Conversion.

     ARTICLE 14. Certain Requirements for Business Combinations.  In addition
                 -----------------------------------------------
to any affirmative vote required by law or these articles of Organization, the vote of stockholders of the Bank required to approve any Business Combination (as defined below) shall be as set forth in this ARTICLE 14.

     A. None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote thereon ("Voting Stock"):

          1. any merger or consolidation of the Bank with or into (a) any Interested Shareholder or (b) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Bank having an aggregate Fair Market Value of $100,000 or more;

          3. the issuance or transfer by the Bank (in one transaction or a series of transactions) of any securities of the Bank to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more, other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the Bank which were not acquired by such Interested Shareholder or such Affiliate from the Bank;

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          5. any reclassification of securities (including any reverse stock split), or any recapitalization of the Bank, or any merger or consolidation of the Bank or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case (a) has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class or series of stock of the Bank which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder or (b) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the Bank.

     B. The provisions of paragraph A hereof shall not be applicable to any Business Combination in respect of which the conditions specified in either of the following subparagraphs 1 and 2 are met. Any such Business Combination shall require the affirmative vote of only the holders of a majority of the Voting Stock.

          1. Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

          2. All of the following conditions relating to minimum price and consideration for stock shall have been met:

          (a)  Common Stock. The aggregate amount of the cash and the Fair
               ------------
Market Value as of the "Consummation Date" of any consideration other than cash to be received by holders of the common stock of the Bank in such Business Combination shall be at least equal to the higher of the following:

               (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

               (ii) the Fair Market Value per share of such common stock on the Announcement Date or the Determination Date, whichever is higher; or

          (b)  Other Stock.  The aggregate amount of the cash and the Fair
               -----------
Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

               (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

               (ii) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; or

               (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement date or the determination Date, whichever is higher; and

          (c)  Form of Consideration. The consideration to be received by
               ---------------------
holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

          (d)  Prohibited Conduct.  After the Determination Date, and prior to
               ------------------
the Consummation Date:

               (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative), payable on any class or series having a preference over the common stock of the Bank as to dividends, or upon liquidation;

               (ii) there shall have been no reduction in the annual rate of dividends paid on the common stock of the Bank (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

               (iii) an Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

               (iv) after an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Bank, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (e)  Informational Requirements.  A proxy or information statement
               ---------------------------
describing the proposed Business Combination and complying with the then current regulatory requirements shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   For the purpose of this ARTICLE 14:

          1. The term "Business Combination" shall mean any transaction that is referred to in any one or more subsections 1 through 5 of paragraph A hereof.

          2. A "person" shall mean any individual, firm, corporation or other entity.

          3. "Interested Shareholder" shall mean any person (other than the Bank) who or which:

          (a) is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the combined voting power of the then outstanding shares of Voting Stock;

          (b) is an Affiliate of the Bank and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding shares of Voting Stock; or

          (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     4.   A person shall be a "Beneficial Owner" of any Voting Stock:

          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

          (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          5. For the purposes of determining whether a person is an Interested Shareholder pursuant subparagraph 3 of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 of this paragraph C.

          6. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          7. "Subsidiary" means any corporation more than fifty percent (50%) of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Bank or by a Subsidiary thereof or by the Bank and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph 3 of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

          8. "Disinterested Director" means any member of the Board of Directors of the Bank who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          9.   "Fair Market Value" means:

               (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, of a share of such stock. Such price shall be the higher of (1) the closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          10. In the event of any Business Combination in which the Bank survives, the phrase "any consideration other than cash" as used in subparagraph 2.a. of paragraph B hereof shall include the shares of common stock and/or the shares of any class or series of outstanding Voting Stock other than common stock of the Bank retained by the holders of such shares.

          11. "Announcement Date" means the date of first public announcement of the proposed Business Combination.

          12. "Consummation Date" means the date of consummation of a Business Combination.

          13. "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

     D. A majority of the Disinterested Directors of the Bank shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
ARTICLE 14, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person,
(iv) whether the requirements of paragraph B hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Bank or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this
ARTICLE 14.

     E. Nothing contained in this ARTICLE 14 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     F. This ARTICLE 14 may be amended only by the vote of holders of two-thirds of the Voting Stock, unless the amendment is approved by a majority of the Disinterested Directors, in which event it may be amended by the vote of holders of a majority of the Voting Stock.

                                                                      EXHIBIT II
                                    BYLAWS
                                      OF
                                BERKSHIRE BANK


                                   ARTICLE I
                                   ---------

                                 Organization
                                 ------------

     The name of this Bank shall be "Berkshire Bank". The main office of the Bank is and shall be located in the City of Pittsfield, Massachusetts, or such other location as the Board of Directors may designate, subject to change as authorized by law. Branches and depots heretofore or hereafter established shall be located and operated in accordance with applicable law. The Bank shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law.

                                  ARTICLE II
                                  ----------

                                 Stockholders
                                 ------------


     SECTION 2.1  Annual Meeting.  The annual meeting of the stockholders for
                  --------------
elections and other purposes shall be held on the first Wednesday in May (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the main office of the Bank in Massachusetts, unless a different date or place within Massachusetts (or if permitted by applicable law, elsewhere in the United States) is fixed by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.
If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

     SECTION 2.2  Special Meetings.  Special meetings of the stockholders for
                  ----------------
any purpose or purposes may be called at any time only by the Chairman of the Board, by the Chief Executive Officer, by a majority of the Directors then in office or by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     SECTION 2.3  Matters to be Considered at Annual Meetings.  At an annual
                  -------------------------------------------
meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall be proper subjects for stockholder action pursuant to the Charter, these By-Laws, or applicable law and shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, the Chairman of the Board, or the Chief Executive Officer or (b) by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting.

     SECTION 2.4  Notice of Meetings.  A written notice of all annual and
                  ------------------
special meetings of stockholders shall state the place, date, hour, and purposes of such meetings, and shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-Laws or by law) at least seven (7) days before the meeting to each stockholder entitled to vote at such meeting or to each stockholder who, under the Charter or under these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the stock transfer books of the Bank. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. A written waiver of notice, executed before or after a meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

     SECTION 2.5  Quorum.  The holders of a majority in interest of all stock
                  ------
issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, but if less than a quorum is present at a meeting, a majority in interest of the stockholders present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 2.4. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 2.6  Voting and Proxies.  Stockholders shall have one vote for
                  ------------------
each share of stock entitled to vote owned by them of record according to the books of the Bank, unless otherwise provided by law or by the Charter. Stockholders of record may vote either in person or by written proxy dated not more than six (6) months before the meeting named therein. Proxies shall be filed with the Clerk at the meeting, or any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Bank receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     SECTION 2.7  Action at Meeting.  When a quorum is present, any matter
                  -----------------
before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election.

     SECTION 2.8  Action without Meeting.  Any action to be taken at any annual
                  ----------------------
or special meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

     SECTION 3.1  Powers.  The business and affairs of the Bank shall be managed
                  ------
by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board.

     SECTION 3.2  Composition and Term.  The Board of Directors shall consist
                  --------------------
of eighteen (18) individuals and shall remain fixed at such number until another number is fixed by the Board of Directors of the Bank. Except as otherwise provided in these By-Laws, the members of the Board of Directors shall be elected for a term of one (1) year and until their successors are elected and qualified.

     SECTION 3.3  Director Nominations.  Nominations of candidates for election
                  --------------------
as Directors at any annual meeting of stockholders shall be made by the Executive Committee of the Board of Directors of the Bank. Only persons nominated in accordance with this Section 3.3 shall be eligible for election as directors at an annual meeting.

     SECTION 3.4  Qualification.  Each Director shall have such qualifications
                  -------------
as are required by applicable law. No Director shall serve as a corporator, trustee, director or officer of any holding company for any bank or thrift institution or as a trustee, director or officer of any other bank or thrift institution. No person shall be qualified to continue to serve as a Director after the annual meeting immediately following his or her seventy-second birthday; provided, however, that any Director who was born prior to January 1, 1930 shall be qualified to serve as a Director until the expiration of his or her last term. If required by applicable law, three- fourths (3/4) of the Board of Directors shall be residents of The Commonwealth of Massachusetts.

     SECTION 3.5  Resignation and Removal.  Any Director may resign at any time
                  -----------------------
by delivering his written resignation to the main office of the Bank addressed to the Chairman of the Board or the Chief Executive Officer. Such resignation shall be effective upon receipt thereof by the Chairman of the Board or the Chief Executive Officer, unless it is specified to be effective at some other time or upon the happening of some other event. Any Director may be removed from office, with or without cause, by the holder or holders of not less than a majority of all the outstanding capital stock of the Bank entitled to vote at the meeting.

     SECTION 3.6  Vacancies.  Any vacancy occurring on the Board of Directors,
                  ---------
whether as a result of resignation, removal, death or increase in the number of Directors, may be filled by the Executive Committee of the Board of Directors of the Bank.

     SECTION 3.7  Compensation.  The members of the Board of Directors and the
                  ------------
members of either standing or special committees may be allowed such compensation for attendance at meetings as the Board of Directors may determine.

     SECTION 3.8  Regular Meetings.  Unless otherwise provided by the Board of
                  ----------------
Directors, a regular meeting of the Board of Directors shall be held without other notice than this By-Law on the same date and at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide by resolution, the time, date and place for the holding of regular meetings without other notice than such resolution. There shall be regular meetings of the Board of Directors at a place or places fixed from time to time by the Board of Directors.

     SECTION 3.9  Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or a majority of the Directors. The persons authorized to call special meetings of the Board of Directors may fix the time, date and place for holding any special meeting of the Board of Directors called by such persons.

     SECTION 3.10  Notice of Meetings.  Notice of the time, date and place of
                   ------------------
all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors' meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Any Director may waive notice of any meeting by a writing executed by him either before or after the meeting and filed with the records of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.11  Quorum.  A majority of the number of Directors then in
                   ------
office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice, except as provided in Section 3.10. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     SECTION 3.12  Action at Meeting.  The act of the majority of the Directors
                   -----------------
present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Charter or by these By-Laws.

     SECTION 3.13  Action by Consent.  Any action required or permitted to be
                   -----------------
taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

     SECTION 3.14  Presumption of Assent.  A Director of the Bank who is
                   ---------------------
present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention has been entered in the minutes of the meeting or unless he has filed a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Clerk of the Bank within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 3.15  Committees.  The Board of Directors, by vote of a majority
                   ----------
of all of the Directors then in office, shall elect from its number an Audit Committee and an Executive Committee, and may elect such other committees as it deems appropriate, and may delegate to such committees some or all of its powers except those which by law, by the Charter or by these By-Laws may not be delegated. Any committees shall consist of not less than three (3) members of the Board of Directors. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee (other than the Executive Committee) at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     SECTION 3.16  Manner of Participation.  Members of the Board of Directors
                   -----------------------
may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

                                  ARTICLE IV
                                  ----------

                                   Officers
                                   --------

     SECTION 4.1  Enumeration.  The officers of the Bank shall consist of a
                  -----------
President, a Treasurer, a Clerk, and such other officers, including without limitation a Chairman of the Board, a Chief Executive Officer, a Secretary, and one or more Vice Presidents, Vice Treasurers, Assistant Treasurers, Assistant Clerks or Assistant Secretaries, as the Board of Directors may determine.

     SECTION 4.2  Election.  The President, the Chief Executive Officer, the
                  --------
Treasurer and all officers at the level of Vice President or above shall be elected by the Board of Directors annually at their first meeting following the annual meeting of stockholders. The Clerk shall be elected by the stockholders at their annual meeting or at a special meeting of the stockholders. All other officers may be elected by the Board of Directors or appointed by the President.

     SECTION 4.3  Qualification.  Any two or more offices may be held by any
                  -------------
person. The President shall be a Director. The Clerk shall be a resident of Massachusetts unless the Bank has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine. Other than as required by applicable law or regulation, no officer need be a stockholder. No officer shall serve as a corporator, trustee, director or officer of any holding company for any bank or thrift institution or as a trustee, director or officer of any other bank or thrift institution.

     SECTION 4.4  Tenure.  Except as otherwise provided by law, by the Charter
                  ------
or by these By-Laws, the President and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. The Clerk shall hold office until the next annual meeting of stockholders and until his successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Election or appointment of an officer, employee or agent shall not of itself create contract rights to continued employment or otherwise. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall preclude the Board of Directors from exercising its right to remove any officer at any time in accordance with Section 4.5.

     SECTION 4.5  Resignation and Removal.  Any officer may resign by
                  -----------------------
delivering his written resignation to the Bank at its main office addressed to the Chief Executive Officer, Clerk or Secretary. Such resignation shall be effective upon receipt thereof by the Chief Executive Officer, Clerk or Secretary, unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time with or without cause by the Board of Directors. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Bank, may be removed at any time with or without cause by the Chief Executive Officer, or by the Board of Directors.

     SECTION 4.6  Chairman of the Board.  The Board of Directors may annually
                  ---------------------
elect a Chairman of the Board. Unless the Board of Directors otherwise provides, the Chief Executive Officer of the Bank shall be the Chairman of the Board and shall preside, when present, at all meetings of stockholders and the Board of Directors.

     SECTION 4.7  Chief Executive Officer.  The Chief Executive Officer shall
                  -----------------------
have, subject to the direction of the Board of Directors, general supervision and control of the Bank's business.

     SECTION 4.8  President and Vice President.  The President shall have such
                  ----------------------------
powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Bank, unless the Board of Directors otherwise provides. Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of stockholders and of the Board of Directors if there is no Chairman of the Board or if the Chairman of the Board does not attend such meetings.

     Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

     SECTION 4.9  Treasurer, Vice Treasurers, and Assistant Treasurers.  The
                  ----------------------------------------------------
Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Bank, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate.

     Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

     SECTION 4.10  Clerk and Assistant Clerks.  The Clerk shall keep a record
                   --------------------------
of the meetings of stockholders. In case a Secretary is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

     SECTION 4.11  Secretary and Assistant Secretaries.  The Secretary, if one
                   -----------------------------------
be elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

     SECTION 4.12  Other Powers and Duties.  Subject to these By-Laws, each
                   -----------------------
officer of the Bank shall have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE V
                                   ---------

                                 Capital Stock
                                 -------------

     SECTION 5.1  Certificates of Stock.  Each stockholder shall be entitled to
                  ---------------------
a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     SECTION 5.2  Transfers.  Subject to any restrictions on transfer, shares
                  ---------
of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

     SECTION 5.3  Record Holders.  Except as may be otherwise required by law,
                  --------------
by the Charter or by these By-Laws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these By-Laws.

     It shall be the duty of each stockholder to notify the Bank of his current post office address.

     SECTION 5.4  Record Date.  The Board of Directors may fix in advance a
                  -----------
time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

     SECTION 5.5  Replacement of Certificates.  In case of the alleged loss,
                  ---------------------------
destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     SECTION 5.6  Issuance of Capital Stock.  Subject to (i) regulatory
                  -------------------------
approvals if they are required by law, and (ii) stockholder approval if required by the Charter, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

     SECTION 5.7  Dividends.  Subject to applicable law, the Charter and these
                  ---------
By-Laws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

                                  ARTICLE VI
                                  ----------

                                Indemnification
                                ---------------

     SECTION 6.1  Officers.  To the extent permitted by law and except as
                  --------
provided in Sections 6.3 and 6.4, each Officer of the Bank (and his heirs and personal representatives) shall be indemnified by the Bank against all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as an Officer or employee of the Bank, (b) his serving or having served as a director, officer or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

     SECTION 6.2  Non-Officer Employees.  To the extent permitted by law and
                  ---------------------
except as provided in Sections 6.3 and 6.4, each non-Officer Employee of the Bank (and his heirs and personal representatives) may, in the discretion of the Board of Directors, be indemnified against any or all Expenses incurred by him in connection with any Proceeding in which he is involved as a result of (a) his serving or having served as a non-Officer Employee of the Bank, (b) his serving or having served as a director, officer, or employee of any of its wholly-owned subsidiaries, or (c) his serving or having served any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Bank.

     SECTION 6.3  Service at Direction of Board of Directors.  No
                  ------------------------------------------
indemnification shall be provided to an Officer or non-Officer Employee with respect to his serving or having served in any of the capacities described in Sections 6.1(c) and 6.2(c), respectively, unless such service was required or directed by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates; provided that the Board of Directors may provide an Officer or non-Officer Employee with indemnification, as to a specific Proceeding, even though such Board of Directors vote was not obtained, if in its discretion, the Board of Directors determines it to be appropriate for the Bank to do so.

     SECTION 6.4  Good Faith.  No indemnification shall be provided to an
                  ----------
Officer or to a non-Officer Employee with respect to a matter as to which he shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or upon a non-Officer Employee, no indemnification shall be provided to said Officer or to said non-Officer Employee with respect to a matter if there is a determination that with respect to said matter said Officer or said non-Officer Employee did not act in good faith in the reasonable belief that his action was in the best interests of the Bank. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen at a regular or special meeting of the Board of Directors to make such determination; provided, however, that if there are fewer than three disinterested Directors, the determination shall be made by a committee consisting of three disinterested Directors of the holding company which owns at least a majority of the outstanding common stock of the Bank, chosen at a regular or special meeting of the Board of Directors to make such a determination.

     SECTION 6.5  Prior to Final Disposition.  Any indemnification provided
                  --------------------------
under this Article may, in the discretion of the Board of Directors, include payment by the Bank of Expenses incurred in defending a civil or criminal Proceeding in advance of the final disposition of such Proceeding, upon the Bank's receipt of an undertaking by the Officer or non-Officer Employee indemnified to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under Section 6.4

     SECTION 6.6  Insurance.  The Bank may purchase and maintain insurance to
                  ---------
protect itself and any Officer or non-Officer Employee against any liability of any character asserted against and incurred by the Bank or any such Officer or non-Officer Employee, or arising out of any such status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.

     SECTION 6.7  Definitions.  For the purposes of this Article VI:
                  -----------

     (a) "Officer" means any person who serves or has served as a Director or officer of the Bank;

     (b) "non-Officer Employee" means any person who serves or has served as an employee of the Bank but who is not an Officer;

     (c) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency; and

     (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount actually and reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in a Proceeding.

     SECTION 6.8  Other Indemnification Rights.  The provisions of this Article
                  ----------------------------
VI shall not be construed to be exclusive. The Bank shall have the power and authority to indemnify any person entitled or eligible to be indemnified under this Article VI and to enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which the

Board of Directors deems to be appropriate. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article.

     SECTION 6.9  Survival of Benefits.  The provisions of this Article VI
                  --------------------
shall be applicable to persons who shall have ceased to be directors or officers of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to be indemnified hereunder. Nothing hereunder shall be deemed to limit the Bank's authority to indemnify any person pursuant to any contract or otherwise.

                                  ARTICLE VII
                                  -----------

                         Certain Operating Provisions
                         ----------------------------

     SECTION 7.1  Deposits.  The Bank may receive demand, time and any other
                  --------
types of deposits authorized by applicable law upon such terms and conditions as may be agreed upon between the depositor and the Bank. Each depositor, when making the first deposit in an account, shall subscribe to the appropriate account agreement for that type of account (if there be such an agreement) and shall subscribe to the By-Laws, assenting to the same and to all of the regulations of the Bank whether then existing or thereafter enacted.

     The Bank in its discretion shall be at liberty to refuse to receive any deposits and may require, on such notice as may be required by applicable law, any depositor or his representative to withdraw the whole or any part of the amount standing to the credit of his account, except that on a systematic savings account which has been accepted, the designated monthly deposit may not be refused nor may such an account or any other term account be ordered to be withdrawn during the term of the applicable account agreement. In case of neglect or refusal to withdraw, no part of said account shall be entitled to receive any subsequent interest.

     Where a depositor becomes indebted to the Bank under any circumstances, the Bank shall have the right at its option and subject to applicable law, to set off against such indebtedness an amount equal to such indebtedness by deducting such amount from the deposits of the depositor.

     SECTION 7.2  Withdrawals.  Deposits and interest may be withdrawn by the
                  -----------
depositor or by any person authorized to act on the depositor's behalf, by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by applicable law. All withdrawals may be made on demand, except that the Bank may impose such limitations on withdrawals as may be required or permitted by agreement with the depositor or by law. The Bank may honor withdrawals made payable to the depositor or to one or more other payees. Any payment made by the Bank to the depositor, to any person authorized to act on the depositor's behalf or in accordance with the request or with the consent of the depositor or of any such person shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor, or with any person authorized to act on the depositor's behalf, which is inconsistent with applicable law or these By-Laws or with any rules, regulation or requirement established by or limitations imposed by the Bank, shall be valid or binding upon the Bank.

     The Bank may collect any fees for services authorized by the Executive Committee by making charges against a depositor's account. Any depositor may file with the Treasurer a permanent order, requesting payment of interest as it is credited, except for interest on deposits in accounts in which the interest declared thereon may not be withdrawn pursuant to the terms of the applicable account. Payment of interest pursuant to a permanent interest order by check payable to such depositor or to such person as he may name in such order, as evidenced by the return of such check shall be a discharge to the Bank for the amount paid.

     Deposits standing in the name of a deceased depositor or a minor shall be paid in accordance with law; and payments may be made to the surviving husband, wife or next of kin of a deceased depositor or to either parent of a minor, to the extent authorized by applicable law.

     SECTION 7.3  Conveyances and Foreclosures.  Unless otherwise provided by
                  ----------------------------
law or the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally to execute, acknowledge and deliver, in the name and on behalf of the Bank, whenever authorized by the Board of Directors or the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extensions, releases, partial releases and discharges of mortgages, and all assignments and transfers of bonds and other securities, and in connection with any of the foregoing said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

     Unless otherwise provided by law or the Board of Directors, in the event of a breach of condition of any mortgage held by the Bank, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, any Assistant Vice President, the Treasurer, any Vice Treasurer, any Assistant Treasurer, any Mortgage Officer, any Loan Officer and any Real Estate Officer are authorized and empowered severally, in the name and on behalf of the Bank, whenever authorized by the Executive Committee or by the Board of Directors by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosing such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

     SECTION 7.4  Transfer.  Accounts may be transferred by the owner to one or
                  --------
more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided that such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid against the Bank until recorded on the books of the Bank.

     SECTION 7.5  Loans and Investments.  Funds of the Bank shall be loaned or
                  ---------------------
invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

     SECTION 7.6  Attorneys.  The Board of Directors or the President may
                  ---------
appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the President may approve the appointment of the same or such other attorneys, in general or specific matters, as from time to time the Board or such officer may deem necessary or advisable.

     SECTION 7.7  Charges on Overdue Payment.  The Board of Directors shall fix
                  --------------------------
the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the President, a Vice President, Treasurer or other officer authorized by the Board of Directors.

     SECTION 7.8  Emergency.  In the event of an emergency declared by a proper
                  ---------
governmental authority, State or Federal, and until declaration of the termination of such emergency, or in the event of a disaster, either of which renders ordinary operations of the Bank and/or communications in the area practically impossible, and until the effects of such a disaster are substantially overcome, the officers and employees of the Bank shall continue to conduct its affairs with the assistance of those members of the Board of Directors who are readily available. The powers and duties of the Board of Directors may be exercised and performed by said available members with or without formal meetings and free from the usual notice and quorum requirements. The emergency powers herein granted shall cease upon declaration of the termination of the emergency or the overcoming of the same, as aforesaid.

                                 ARTICLE VIII
                                 ------------

                             Conflicts of Interest
                             ---------------------

     No contract or transaction between the Bank and one or more of its Directors or officers, or between the Bank and any other corporation, partnership, association, or other organization of which one or more of its Directors, officers, partners, or members are members of the Board of Directors or officers of the Bank, or in which one or more of the Bank's Directors or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors of the Bank or a committee thereof which authorized the contract or transaction; if:

          (1) Any duality of interest or possible conflict of interest on the part of any Director or officer of the Bank is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

          (2) Any Director having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

     The foregoing requirements shall not be construed as preventing a Director from briefly stating his or her position in the matter, nor from answering pertinent questions of other members of the Board or committee.

     Each Director and officer shall be advised of the foregoing upon the acceptance of his or her office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

                                  ARTICLE IX
                                  ----------

                           Miscellaneous Provisions
                           ------------------------

     SECTION 9.1  Fiscal Year.  Except as otherwise determined by the Board of
                  -----------
Directors, the fiscal year of the Bank shall be the twelve months ending December 31st.

     SECTION 9.2  Seal.  The Board of Directors shall have power to adopt and
                  ----
alter the seal of the Bank.

     SECTION 9.3  Execution of Instruments.  All deeds, leases, transfers,
                  ------------------------
contracts, bonds, notes and other instruments and obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Bank.

     SECTION 9.4  Voting of Securities.  Unless otherwise provided by the Board
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of Directors, the Chairman of the Board, the Chief Executive Officer, the
President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Bank.

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

     SECTION 9.5  Resident Agent.  The Board of Directors may appoint a
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resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of The Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

     SECTION 9.6  Bank Records.  The original, or attested copies, of the
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Charter, By-Laws and record of all meetings of the Directors or stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Bank, or at an office of its transfer agent, Clerk or resident agent.

     SECTION 9.7  Charter.  All references in these By-Laws to the Charter
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shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

     SECTION 9.8  Amendments.  These By-Laws may be altered, amended or
                  ----------
repealed by a majority vote of the shares outstanding and entitled to vote.

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